As filed with the Securities and Exchange Commission on November 10, 1994.
                                              Registration No. 33-______


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                       NPC INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)

            Kansas                                 48-0817298
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification number)

           720 W. 20th Street, Pittsburg, Kansas,  66762
             (Address of Principal Executive Offices)

               1994 NON-QUALIFIED STOCK OPTION PLAN
                     (Full title of the plan)

                         James K. Schwartz
        Vice President Finance and Chief Financial Officer
           720 W. 20th Street, Pittsburg, Kansas  66762
              (Name and address of agent for service)

                        (316) 231-3390
   (Telephone number, including area code, of agent for service)


                 Calculation of Registration Fee
                                           Proposed     Proposed
                                            Maximum      Maximum     Amount
                               Amount      Offering    Aggregate       of
Title of Securities            to be      Price per     Offering  Registration
to be Registered           Registered(1)   Share(2)     Price(2)       Fee

Class A Common Stock,
par value $.01 per share     1,145,725      $6-1/2    $7,447,213    $2,568.00

Class B Common Stock,
par value $.01 per share     1,645,725    $5-11/16    $9,360,061    $3,227.61

(1) The number of shares of Common Stock set forth is the maximum aggregate number of shares that is anticipated to be issued under the Plan during the term thereof. Such additional number of shares of Common Stock are hereby registered pursuant to Rule 416(a) as may become available for issuance under the terms of the Plan to give effect to stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h), based upon the average of the high and low prices of the registrant's Class A Common Stock and Class B Common Stock as reported on the NASDAQ National Market System on November 8, 1994.

Page 1 of 9 pages. Exhibit Index on page 7



                              PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE

The following documents of NPC International, Inc. are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1994.

     (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 28, 1994 and September 27, 1994.

     (iii) The Company's Proxy Statement and Notice of Annual
           Meeting of Stockholders held on July 12, 1994.

     (iv)  The Company's Current Report filed on Form 8-K dated
           October 4, 1994.

     (v)   The description of the Company's Common Stock (now
           Class A Common Stock) contained in the Company's
           Registration Statement on Form 8 dated November 19,
           1984, as amended by the Company's Form 8 dated July 31, 1991.

     (vi) The description of the Company's Class B Common Stock contained in the Company's Registration Statement on Form 8-A dated July 31, 1991, as amended by the Company's Form 8 dated July 31, 1991.


In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17-6305 of the Kansas General Corporation Code provides for the indemnification of officers and directors (and others) under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Kansas corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

The indemnification of directors and officers is provided for by Article NINTH of the Restated Articles of Incorporation and Article VI of the Bylaws of the Company, which provide in substance that, to the fullest extent permitted by law, each director and officer shall be indemnified by the Company against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Company. This indemnification provided by the Company's Restated Articles of Incorporation and Bylaws is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

The Company has obtained insurance to protect itself and its directors and officers against expense or loss arising from any action, suit or proceeding brought by reason of the fact that any person is a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the terms of the Company's Restated Articles of Incorporation, Bylaws, and insurance policies, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable


ITEM 8. EXHIBITS

Exhibit
Number    Exhibit


 4.1      Restated Articles of Incorporation of National Pizza
          Company dated March 15, 1984

 4.2      Certificate of Reduction of Capital of National Pizza
          Company dated June 21,1984

 4.3 Amendment to Articles of Incorporation of National Pizza Company dated August 7, 1986

 4.4      Amendment to Restated Articles of Incorporation of
          National Pizza Company dated July 31, 1987

 4.5 Certificate of Change of Location of Registered Office of National Pizza Company dated October 20, 1987

 5.1      Opinion of Shook, Hardy & Bacon

23.1      Consent of Ernst & Young, L.L.P.

23.2      Consent  of Shook, Hardy & Bacon (contained in Exhibit 5.1)

24.1      Power of Attorney (contained on signature page hereto)

99.1      National Pizza Company 1994 Non-Qualified Stock Option Plan


ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                            SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Kansas, on November 9, 1994.

                             NPC INTERNATIONAL, INC.


                             By: James K. Schwartz
                                 Vice President Finance and
                                 Chief Financial Officer


                         POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James K. Schwartz and David
G. Short his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title                  Date

O. Gene Bicknell      Chairman of the Board           November 9, 1994


Gordon W. Elliott     Director                        November 9, 1994


J. Mitchell Boyd      President and                   November 9, 1994
                      Chief Executive Officer
                      (Principal Executive Officer)


James K. Schwartz     Vice President Finance          November 9, 1994
                      Chief Financial Officer
                      (Principal Financial Officer)


David G. Short        Secretary                       November 9, 1994


Douglas K. Stuckey    Chief Accounting Officer        November 9, 1994
                      (Principal Accounting Officer)

Fran D. Jabara        Director                        November 9, 1994


Robert E. Cressler    Director                        November 9, 1994


John W. Carlin        Director                        November 9, 1994


                           EXHIBIT INDEX
                                             Page Number or
Exhibit                                      Incorporation by
Number    Exhibit                            Reference to

  4.1     Restated  Articles  of              Incorporated  by reference
          Incorporation  of National          to Exhibit  3(a)  to Form
          Pizza  Company  dated               S-1  Registration Statement
          March 15, 1984                      effective August  14,1984
                                              File #2-91885

  4.2     Certificate  of  Reduction          Incorporated  by reference
          of Capital of National              to Exhibit 4.2 of Form S-8
          Pizza Company dated                 filed January 31, 1992
          June 21,1984

  4.3     Amendment to Articles of            Amended  by  Form  8 filed
          Incorporation of National           May 30, 1991
          Pizza Company dated
          August 7, 1986

  4.4     Amendment to Restated Articles      Amended  by  Form  8 filed
          of Incorporation of National        May 30, 1991
          Pizza Company dated
          July 31, 1987

  4.5     Certificate  of  Change  of         Incorporated  by refernce
          Location of Registered Office       to Exhibit 4.5 of Form S-8
          of National Pizza Company           filed January 31, 1992
          dated October 20, 1987

  5.1     Opinion of Shook, Hardy & Bacon     Page 8 to Form S-8
                                              filed  November 10, 1994

 23.1     Consent of Ernst & Young, L.L.P.    Page 9 to Form S-8
                                              filed  November 10, 1994

 23.2     Consent of Shook, Hardy & Bacon     Page 8 to Form S-8
          (contained in Exhibit 5.1)          filed November 10, 1994

 24.1     Power of Attorney (contained on     Page 6 to Form S-8
          signature page hereto)              filed November 10, 1994

 99.1     National Pizza Company 1994         Exhibit A to Proxy
          Non-Qualified Stock Option Plan     Statement dated July 12, 1994
